                                                                  Exhibit 23(iv)


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333 - _____) and related Prospectus of LNR Property Corporation dated April 11, 2003 and to the incorporation by reference therein of our report dated January 15, 2003, with respect to the consolidated financial statements of Madison Square Company LLC, included in the Annual Report (Form 10-K) of LNR Property Corporation for the year ended November 30, 2002, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Miami, Florida

April 8, 2003